SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20949
                                   _________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                  __________

       Date of Report (Date of earliest event reported): March 10, 2000

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
            (Exact name of registrant as specified in its charter)


          DELAWARE                    0-29092            54-1708481
(State or Other Jurisdiction        (Commission         (IRS Employer
 Jurisdiction Incorporation)        File Number)      Identification No.)


1700 OLD MEADOW ROAD, SUITE 300, MCLEAN, VIRGINIA            22102
     (Address of principal executive offices)              (Zip Code)


      Registrant's telephone number, including area code: (703) 902-2800

Item 5.

      On March 13, 2000, we announced that the initial purchasers have exercised their $50 million over-allotment option granted pursuant to a purchase agreement dated February 17, 2000 with respect to our 5.75% convertible subordinated debentures due February 15, 2007. The closing of the over-allotment increases the aggregate principal amount of convertible subordinated debentures to $300 million. The debentures are convertible into our common stock at a price of $49.7913 per share.


Item 7.   c) Exhibits

          Exhibit 99.1 Press Release dated March 13, 2000 issued by the
Company.


Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRIMUS TELECOMMUNICATIONS
                                    GROUP, INCORPORATED


Date: March 16, 2000                By:  /s/ Neil Hazard
                                    ------------------------------
                                    Name:  Neil Hazard
                                    Title:    Executive Vice President,
                                              Chief Financial Officer and
                                              Chief Accounting Officer









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